Tidal Trust II 485BPOS

Exhibit 99(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 30, 2025, relating to the financial statements and financial highlights of YieldMax BABA Option Income Strategy ETF, YieldMax CVNA Option Income Strategy ETF, YieldMax DKNG Option Income Strategy ETF, YieldMax Gold Miners Option Income Strategy ETF, YieldMax HOOD Option Income Strategy ETF, YieldMax Innovation Option Income Strategy ETF, YieldMax Magnificent 7 Fund of Option Income ETFs, YieldMax MARA Option Income Strategy ETF, YieldMax PLTR Option Income Strategy ETF, YieldMax RBLX Option Income Strategy ETF, YieldMax Short COIN Option Income Strategy ETF, YieldMax Short NVDA Option Income Strategy ETF, YieldMax Short TSLA Option Income Strategy ETF, YieldMax SMCI Option Income Strategy ETF, YieldMax TSM Option Income Strategy ETF, and YieldMax Universe Fund of Option Income ETFs, each a series of Tidal Trust II, which are included in Form N-CSR for the year ended October 31, 2025, and to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/ Cohen & Company, Ltd.

COHEN & COMPANY, LTD.

Philadelphia, Pennsylvania

February 20, 2026